UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2024

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630

A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As part of its ongoing succession planning efforts, on March 13, 2024,
Puget
Sound Energy, Inc. and Puget Energy, Inc. (together, the “Companies”) announced that Jamie Martin has been appointed to serve as Senior Vice President and Chief Financial Officer (“CFO”) of the Companies. Daniel A. Doyle, the Companies’ interim CFO, has been named Executive Vice President in the Office of the CEO, and will continue to report to Mary E. Kipp, the Companies’ President and Chief Executive Officer. Ms. Martin, who will begin her service on May 20, 2024, will report to Mr. Doyle for a transition period lasting through September 2024, and thereafter will report to Ms. Kipp.
Ms. Martin, who is 42, previously served as Vice President, Undergrounding, at Pacific Gas & Electric Company (“PG&E”), a role she held since 2022. Prior to that, Ms. Martin served as Vice President, Supply Chain and Chief Procurement Officer at PG&E, from 2019 to 2022, and as Vice President, Business Finance and Planning at PG&E from 2016 to 2019. Ms. Martin currently serves on the board of trustees of the University of San Francisco, from which she earned a bachelor of science degree in finance in 2004.
In connection with her appointment as Senior Vice President and Chief Financial Officer, the Boards of Directors of the Companies, upon the recommendation of the Compensation and Leadership Development Committee, approved a compensation package for Ms. Martin that includes the following components:

•	Annual base salary of $550,000;

•	Eligibility for an annual incentive payment equal to 65% of annual base salary for performance at target (prorated for full months of service as CFO in 2024);

•	Eligibility for a long-term incentive payment of $600,000 for performance at target during the 2022-2024 performance cycle;

•	Eligibility for a long-term incentive payment of $900,000 for performance at target during the 2023-2025 performance cycle; and

•	Eligibility for a long-term incentive payment of $1,200,000 for performance at target during the 2024-2026 performance cycle.
In addition, Ms. Martin will receive a hiring bonus in the amount of $150,000 (“Hiring Bonus”), which will be paid within 30 days following Ms. Martin’s start date. In the event Ms. Martin resigns or is terminated for cause within 24 months of hire, Ms. Martin will be required to reimburse the Companies for the full amount of the Hiring Bonus. Further, Ms. Martin will be eligible to receive an additional bonus of $250,000, payable in December 2024, provided that she is actively employed at the time of payment.
Ms. Martin will be eligible to participate in the Companies’ health care, retirement and other benefit plans. The Companies will provide Ms. Martin a lump sum net of taxes in the amount of $175,000 to help cover expenses in her relocation to Washington. This payment also would require repayment in the event Ms. Martin resigns or is terminated for cause within 24 months of hire.
This Current Report on Form
8-K
includes forward-looking statements, which are statements of expectations, beliefs, plans, objectives and assumptions of future events. Words or phrases such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “will likely result,” “will continue” or similar expressions are intended to identify certain of these forward-looking statements and may be included in discussion of, among other things, our future expectations. Forward-looking statements reflect current expectations and involve risks and uncertainties that could cause actual outcomes to differ materially from those expressed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: March 13, 2024	By:	/s/ Lorna Luebbe
	Name:	Lorna Luebbe
	Title:	Senior Vice President, General Counsel and Chief Sustainability Officer